UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) December 4, 2006



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



            STATE OF DELAWARE                  1-143           38-0572515
            -----------------                  -----           ----------
        (State or other jurisdiction of     (Commission     (I.R.S. Employer
        Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center, Detroit, Michigan                 48265-3000
      -----------------------------------------                 ----------
      (Address of Principal Executive Offices)                  (Zip Code)



      Registrant's telephone number, including area code (313) 556-5000
                                                         --------------








================================================================================

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following provisions:

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    230.425)

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



ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(e) On December 4, 2006, the Executive Compensation Committee (the "Executive Compensation Committee") of the Board of Directors of General Motors Corporation ("GM" or the "Corporation") amended the General Motors Deferred Compensation Plan for Executive Employees ("the Plan") in connection with the closing of the sale of a majority interest in GMAC LLC, the successor to General Motors Acceptance Corporation ("GMAC"), on November 30, 2006. The purpose of the Plan is to allow eligible U.S. executives the opportunity to defer all or a portion of their incentive awards or base salary above $1 million. The total number of Plan participants is 258 active and retired executives of GM and GMAC. Pursuant to the terms of the Plan, all earnings and interest paid on deferred amounts are at market rates.

      In order to comply with the requirements of Section 409A of the Internal Revenue Code, the Executive Compensation Committee amended Article 5.02 of the Plan to read as follows:

      "In the event that GM sells a controlling interest in GMAC, all active GMAC Participant Accounts will be distributed as a lump sum within 60 days after the closing date of such sale, but in no event before January 1, 2007. The lump sum shall equal the balance in the GMAC Participant's Accounts determined as of such closing date."

      Based on account balances as of November 27, 2006, an aggregate of $2.5 million will be paid out to seven executives of GMAC. The executives will receive the funds in their respective accounts on January 31, 2007, except for one executive (who was also an executive officer of GM) who is deemed a "Specified Employee" as defined by Section 409A of the Plan. As such, his payment will be delayed six months from the closing date.

      On December 4, 2006, the Executive Compensation Committee also approved the recognition of nine additional years of service credits for purposes of calculating benefits under the Supplemental Executive Retirement Program for Robert A. Lutz, Vice Chairman, Global Product Development.

      This action, taken in recognition of Mr. Lutz's ongoing contribution to the Corporation, permits the accumulation of all service rendered to the Corporation by Mr. Lutz by including a prior period of General Motors employment by Mr. Lutz from 1963-1972 for the purpose of determining his Supplemental Executive Retirement benefits. The change in Mr. Lutz's estimated accrued total retirement benefit, reflected as a present value at December 31, 2006, is approximately $3.4 million.


ITEM 9.01  Financial Statements and Exhibits


Exhibit           Description
--------------------------------------------------------------------------
10.1              General Motors Deferred Compensation Plan (as amended)


                                      # # #


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  December 8, 2006              By:  /s/ NICK CYPRUS
                                     ---  ---------------
                                          (Nick Cyprus, Controller
                                          and Chief Accounting Officer)